Exhibit 10.5

August 4, 2014

Ms. Catherine M. Vaczy
140 East 28th Street
#11C
New York, NY 10021
Dear Catherine:
This letter serves as an amendment to your employment agreement dated as of January 26, 2007 (the “2007 Agreement”), as thereafter amended by amendments on January 9, 2008, August 29, 2008, reinstated and extended on July 8, 2009, amended and extended on July 7, 2010, amended and extended on January 6, 2012, amended and extended on November 13, 2012, amended and extended on July 12, 2013 and further amended on March 11, 2014 (the 2007 Agreement as so amended and extended, the “Original Agreement”) with respect to your service to the Company as its General Counsel. Except as set forth herein the Original Agreement shall remain unchanged. This letter agreement shall modify the Original Agreement with respect to those different and additional terms as follows. The stock options granted to you by the Company to date or to be granted to you by the Company in the future shall remain exercisable despite any termination of your employment for a period of not less than four years from the date of your termination of employment.
Terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement. Except as set forth herein the terms of the Original Agreement shall remain unchanged.
NeoStem, Inc.
By: /s/ Robin L. Smith
Name:Robin L. Smith
Title:CEO
ACKNOWLEDGED AND AGREED:
/s/ Catherine M. Vaczy
Catherine M. Vaczy